Exhibit 99.01

Valero Energy Reports 2024 Fourth Quarter and Full Year Results

•Reported net income attributable to Valero stockholders of $281 million, or $0.88 per share, for the fourth quarter and $2.8 billion, or $8.58 per share, for the year
•Reported adjusted net income attributable to Valero stockholders of $207 million, or $0.64 per share, for the fourth quarter and $2.7 billion, or $8.48 per share, for the year
•Returned $601 million to stockholders through dividends and stock buybacks in the fourth quarter and $4.3 billion in the year
•Increased quarterly cash dividend on common stock by 6 percent to $1.13 per share on January 16, 2025
•Progressing with a Fluid Catalytic Cracking (FCC) Unit optimization project at the St. Charles Refinery

SAN ANTONIO, January 30, 2025 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $281 million, or $0.88 per share, for the fourth quarter of 2024, compared to $1.2 billion, or $3.55 per share, for the fourth quarter of 2023. Excluding the adjustment shown in the accompanying earnings release tables, adjusted net income attributable to Valero stockholders was $207 million, or $0.64 per share, for the fourth quarter of 2024, compared to $1.2 billion, or $3.57 per share, for the fourth quarter of 2023.

For 2024, net income attributable to Valero stockholders was $2.8 billion, or $8.58 per share, compared to $8.8 billion, or $24.92 per share, in 2023. Excluding the adjustments shown in the accompanying earnings release tables, adjusted net income attributable to Valero stockholders was $2.7 billion, or $8.48 per share, in 2024, compared to $8.9 billion, or $24.96 per share, in 2023.

Refining
The Refining segment reported operating income of $437 million for the fourth quarter of 2024, compared to $1.6 billion for the fourth quarter of 2023. Refining throughput volumes averaged 3.0 million barrels per day in the fourth quarter of 2024.

“2024 was our best year for personnel and process safety and one of our best years for environmental performance,” said Lane Riggs, Valero’s Chairman, Chief Executive Officer and

President. “This is a testament to our long-standing commitment to safe, reliable and environmentally responsible operations.”

Renewable Diesel
The Renewable Diesel segment, which consists of the Diamond Green Diesel joint venture (DGD), reported $170 million of operating income for the fourth quarter of 2024, compared to $84 million for the fourth quarter of 2023. Segment sales volumes averaged 3.4 million gallons per day in the fourth quarter of 2024.

Ethanol
The Ethanol segment reported $20 million of operating income for the fourth quarter of 2024, compared to $190 million for the fourth quarter of 2023. Ethanol production volumes averaged 4.6 million gallons per day in the fourth quarter of 2024.

Corporate and Other
General and administrative expenses were $266 million in the fourth quarter of 2024 and $961 million for the year. The effective tax rate for 2024 was 19 percent.

Investing and Financing Activities
Net cash provided by operating activities was $1.1 billion in the fourth quarter of 2024. Included in this amount was $119 million of adjusted net cash provided by operating activities associated with the other joint venture member’s share of DGD. Excluding this item, adjusted net cash provided by operating activities was $951 million in the fourth quarter of 2024.

Net cash provided by operating activities in 2024 was $6.7 billion. Included in this amount was a $795 million favorable impact from working capital and $371 million of adjusted net cash provided by operating activities associated with the other joint venture member’s share of DGD. Excluding these items, adjusted net cash provided by operating activities in 2024 was $5.5 billion.

Capital investments totaled $547 million in the fourth quarter of 2024, of which $452 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance. Excluding capital investments attributable to the other joint venture member’s share of DGD and other variable interest entities, capital investments attributable to Valero were $515 million in the fourth quarter of 2024 and $1.9 billion for the year.

Valero returned $601 million to stockholders in the fourth quarter of 2024, of which $339 million was paid as dividends and $262 million was for the purchase of approximately 2.0 million shares of common stock, resulting in a payout ratio of 63 percent of adjusted net cash provided by operating activities. In 2024, Valero returned $4.3 billion to stockholders, or 78 percent of adjusted net cash provided by operating activities, consisting of $2.9 billion in stock buybacks and $1.4 billion in dividends. Valero defines payout ratio as the sum of dividends paid and the total cost of stock buybacks divided by adjusted net cash provided by operating activities.

On January 16, 2025, Valero announced an increase of its quarterly cash dividend on common stock from $1.07 per share to $1.13 per share, demonstrating its strong financial position.

“Our team continues to successfully execute a strategy underpinned by operational excellence, deploying capital with an uncompromising focus on returns, and honoring our commitment to stockholders,” said Riggs.

Liquidity and Financial Position
Valero ended 2024 with $8.1 billion of total debt, $2.4 billion of finance lease obligations, and $4.7 billion of cash and cash equivalents. The debt to capitalization ratio, net of cash and cash equivalents, was 17 percent as of December 31, 2024.

Strategic Update
The Sustainable Aviation Fuel (SAF) project at the DGD Port Arthur plant was successfully completed in the fourth quarter of 2024 and is now fully operational, providing the plant the optionality to upgrade approximately 50 percent of its current 470 million gallon renewable diesel annual production capacity to be blended to SAF.

Valero is progressing with an FCC Unit Optimization project at the St. Charles Refinery that will enable the refinery to increase the yield of high value products. The project is estimated to cost $230 million and is expected to be completed in 2026.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, Valero), is a multinational manufacturer and marketer of petroleum-based and low-carbon liquid transportation fuels and petrochemical products, and sells its products primarily in the United States (U.S.), Canada, the United Kingdom (U.K.), Ireland and Latin America. Valero owns 15 petroleum refineries located in the U.S., Canada and the U.K. with a combined throughput capacity of approximately 3.2 million barrels per day. Valero is a joint venture member in Diamond Green Diesel Holdings LLC, which produces low-carbon fuels including renewable diesel and sustainable aviation fuel (SAF), with a production capacity of approximately 1.2 billion gallons per year in the U.S. Gulf Coast region. See our annual report on Form 10-K for more information on SAF. Valero also owns 12 ethanol plants located in the U.S. Mid-Continent region with a combined production capacity of approximately 1.7 billion gallons per year. Valero manages its operations through its Refining, Renewable Diesel, and Ethanol segments. Please visit investorvalero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations and Finance, 210-345-1982
Eric Herbort, Director – Investor Relations and Finance, 210-345-3331
Gautam Srivastava, Director – Investor Relations, 210-345-3992

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release and the accompanying earnings release tables, or made during the conference call, that state Valero’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “commitment,” “plans,” “forecast, “guidance” and other similar expressions identify forward-looking statements. Forward-looking statements in this release and the accompanying earnings release tables include, and those made on the conference call may include, statements relating to Valero’s low-carbon fuels strategy, expected timing, cost and performance of projects, future market and industry conditions, future operating and financial performance, future production and manufacturing ability and size, and management of future risks, among other matters. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of Valero’s control, such as legislative or political changes or developments, market dynamics, cyberattacks, weather events, and other matters affecting Valero’s operations and financial performance or the demand for Valero’s products. These factors also include, but are not limited to, the uncertainties that remain with respect to current or contemplated legal, political or regulatory developments that are adverse to or restrict refining and marketing operations, or that impose taxes or penalties on profits, windfalls, or margins above a certain level, global geopolitical and other conflicts and tensions, the impact of inflation on margins and costs, economic activity levels, and the adverse effects the foregoing may have on Valero’s business plan, strategy, operations and financial performance. For more information concerning these and other factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual report on Form 10-K, quarterly reports on Form 10‑Q, and other reports filed with the Securities and Exchange Commission and available on Valero’s website at www.valero.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share – assuming dilution, Refining margin, Renewable Diesel margin, Ethanol margin, adjusted Refining operating income (loss), adjusted Ethanol operating income, adjusted net cash provided by operating activities, and capital investments attributable to Valero. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a definition of non-GAAP measures and a reconciliation to their most directly comparable GAAP measures. Note (d) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Statement of income data
Revenues	$30,756	$35,414	$129,881	$144,766
Cost of sales:
Cost of materials and other	27,926	31,267	116,516	123,087
Operating expenses (excluding depreciation and amortization expense reflected below)	1,514	1,594	5,831	6,089
Depreciation and amortization expense	687	679	2,729	2,658
Total cost of sales	30,127	33,540	125,076	131,834
Other operating expenses (a)	4	15	44	33
General and administrative expenses (excluding depreciation and amortization expense reflected below)	266	295	961	998
Depreciation and amortization expense	11	11	45	43
Operating income	348	1,553	3,755	11,858
Other income, net (b)	110	145	499	502
Interest and debt expense, net of capitalized interest	(135)	(149)	(556)	(592)
Income before income tax expense (benefit)	323	1,549	3,698	11,768
Income tax expense (benefit) (c)	(34)	331	692	2,619
Net income	357	1,218	3,006	9,149
Less: Net income attributable to noncontrolling interests	76	16	236	314
Net income attributable to Valero Energy Corporation stockholders	$281	$1,202	$2,770	$8,835

Earnings per common share	$0.89	$3.55	$8.58	$24.93
Weighted-average common shares outstanding (in millions)	315	337	322	353

Earnings per common share – assuming dilution	$0.88	$3.55	$8.58	$24.92
Weighted-average common shares outstanding – assuming dilution (in millions)	316	338	322	353

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Three months ended December 31, 2024
Revenues:
Revenues from external customers	$29,334	$522	$900	$—	$30,756
Intersegment revenues	2	724	214	(940)	—
Total revenues	29,336	1,246	1,114	(940)	30,756
Cost of sales:
Cost of materials and other	27,010	919	933	(936)	27,926
Operating expenses (excluding depreciation and amortization expense reflected below)	1,287	88	141	(2)	1,514
Depreciation and amortization expense	598	69	20	—	687
Total cost of sales	28,895	1,076	1,094	(938)	30,127
Other operating expenses	4	—	—	—	4
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	266	266
Depreciation and amortization expense	—	—	—	11	11
Operating income by segment	$437	$170	$20	$(279)	$348

Three months ended December 31, 2023
Revenues:
Revenues from external customers	$33,546	$833	$1,035	$—	$35,414
Intersegment revenues	10	801	296	(1,107)	—
Total revenues	33,556	1,634	1,331	(1,107)	35,414
Cost of sales:
Cost of materials and other	30,003	1,407	973	(1,116)	31,267
Operating expenses (excluding depreciation and amortization expense reflected below)	1,376	84	132	2	1,594
Depreciation and amortization expense	600	59	21	(1)	679
Total cost of sales	31,979	1,550	1,126	(1,115)	33,540
Other operating expenses	—	—	15	—	15
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	295	295
Depreciation and amortization expense	—	—	—	11	11
Operating income by segment	$1,577	$84	$190	$(298)	$1,553

See Operating Highlights by Segment beginning on Table Page 8.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Year ended December 31, 2024
Revenues:
Revenues from external customers	$123,853	$2,410	$3,618	$—	$129,881
Intersegment revenues	10	2,656	868	(3,534)	—
Total revenues	123,863	5,066	4,486	(3,534)	129,881
Cost of sales:
Cost of materials and other	112,538	3,944	3,558	(3,524)	116,516
Operating expenses (excluding depreciation and amortization expense reflected below)	4,946	350	536	(1)	5,831
Depreciation and amortization expense	2,391	265	77	(4)	2,729
Total cost of sales	119,875	4,559	4,171	(3,529)	125,076
Other operating expenses (a)	17	—	27	—	44
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	961	961
Depreciation and amortization expense	—	—	—	45	45
Operating income by segment	$3,971	$507	$288	$(1,011)	$3,755

Year ended December 31, 2023
Revenues:
Revenues from external customers	$136,470	$3,823	$4,473	$—	$144,766
Intersegment revenues	18	3,168	1,086	(4,272)	—
Total revenues	136,488	6,991	5,559	(4,272)	144,766
Cost of sales:
Cost of materials and other	117,401	5,550	4,395	(4,259)	123,087
Operating expenses (excluding depreciation and amortization expense reflected below)	5,208	358	515	8	6,089
Depreciation and amortization expense	2,351	231	80	(4)	2,658
Total cost of sales	124,960	6,139	4,990	(4,255)	131,834
Other operating expenses	17	—	16	—	33
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	998	998
Depreciation and amortization expense	—	—	—	43	43
Operating income by segment	$11,511	$852	$553	$(1,058)	$11,858

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$281	$1,202	$2,770	$8,835
Adjustments:
Project liability adjustment (a)	—	—	29	—
Income tax benefit related to project liability adjustment	—	—	(7)	—
Project liability adjustment, net of taxes	—	—	22	—
Gain on early retirement of debt (b)	—	—	—	(11)
Income tax expense related to gain on early retirement of debt	—	—	—	2
Gain on early retirement of debt, net of taxes	—	—	—	(9)
Second-generation biofuel tax credit (c)	(74)	6	(53)	24
Total adjustments	(74)	6	(31)	15
Adjusted net income attributable to Valero Energy Corporation stockholders	$207	$1,208	$2,739	$8,850

Reconciliation of earnings per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$0.88	$3.55	$8.58	$24.92
Adjustments:
Project liability adjustment (a)	—	—	0.07	—
Gain on early retirement of debt (b)	—	—	—	(0.02)
Second-generation biofuel tax credit (c)	(0.24)	0.02	(0.17)	0.06
Total adjustments	(0.24)	0.02	(0.10)	0.04
Adjusted earnings per common share – assuming dilution	$0.64	$3.57	$8.48	$24.96

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of operating income by segment to segment margin, and reconciliation of operating income by segment to adjusted operating income by segment
Refining segment
Refining operating income	$437	$1,577	$3,971	$11,511
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	1,287	1,376	4,946	5,208
Depreciation and amortization expense	598	600	2,391	2,351
Other operating expenses	4	—	17	17
Refining margin	$2,326	$3,553	$11,325	$19,087

Refining operating income	$437	$1,577	$3,971	$11,511
Adjustment: Other operating expenses	4	—	17	17
Adjusted Refining operating income	$441	$1,577	$3,988	$11,528

Renewable Diesel segment
Renewable Diesel operating income	$170	$84	$507	$852
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	88	84	350	358
Depreciation and amortization expense	69	59	265	231
Renewable Diesel margin	$327	$227	$1,122	$1,441

Ethanol segment
Ethanol operating income	$20	$190	$288	$553
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	141	132	536	515
Depreciation and amortization expense	20	21	77	80
Other operating expenses (a)	—	15	27	16
Ethanol margin	$181	$358	$928	$1,164

Ethanol operating income	$20	$190	$288	$553
Adjustment: Other operating expenses (a)	—	15	27	16
Adjusted Ethanol operating income	$20	$205	$315	$569

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of Refining segment operating income (loss) to
Refining margin (by region), and reconciliation of Refining
segment operating income (loss) to adjusted Refining segment operating income (loss) (by region) (e)

U.S. Gulf Coast region
Refining operating income	$314	$858	$2,426	$6,853
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	719	716	2,744	2,837
Depreciation and amortization expense	375	377	1,495	1,459
Other operating expenses	4	—	12	11
Refining margin	$1,412	$1,951	$6,677	$11,160

Refining operating income	$314	$858	$2,426	$6,853
Adjustment: Other operating expenses	4	—	12	11
Adjusted Refining operating income	$318	$858	$2,438	$6,864

U.S. Mid-Continent region
Refining operating income	$30	$120	$449	$1,627
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	194	197	753	766
Depreciation and amortization expense	79	84	333	334
Other operating expenses	—	—	3	—
Refining margin	$303	$401	$1,538	$2,727

Refining operating income	$30	$120	$449	$1,627
Adjustment: Other operating expenses	—	—	3	—
Adjusted Refining operating income	$30	$120	$452	$1,627

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of Refining segment operating income (loss) to
Refining margin (by region), and reconciliation of Refining
segment operating income (loss) to adjusted Refining segment operating income (loss) (by region) (e) (continued)

North Atlantic region
Refining operating income	$233	$579	$1,162	$2,131
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	169	204	698	751
Depreciation and amortization expense	70	63	268	255
Other operating expenses	—	—	1	1
Refining margin	$472	$846	$2,129	$3,138

Refining operating income	$233	$579	$1,162	$2,131
Adjustment: Other operating expenses	—	—	1	1
Adjusted Refining operating income	$233	$579	$1,163	$2,132

U.S. West Coast region
Refining operating income (loss)	$(140)	$20	$(66)	$900
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	205	259	751	854
Depreciation and amortization expense	74	76	295	303
Other operating expenses	—	—	1	5
Refining margin	$139	$355	$981	$2,062

Refining operating income (loss)	$(140)	$20	$(66)	$900
Adjustment: Other operating expenses	—	—	1	5
Adjusted Refining operating income (loss)	$(140)	$20	$(65)	$905

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	608	485	504	449
Medium/light sour crude oil	239	272	241	307
Sweet crude oil	1,508	1,517	1,501	1,496
Residuals	126	171	165	199
Other feedstocks	104	106	113	115
Total feedstocks	2,585	2,551	2,524	2,566
Blendstocks and other	410	444	388	413
Total throughput volumes	2,995	2,995	2,912	2,979

Yields (thousand barrels per day)
Gasolines and blendstocks	1,494	1,489	1,433	1,461
Distillates	1,141	1,128	1,103	1,126
Other products (f)	393	404	406	420
Total yields	3,028	3,021	2,942	3,007

Operating statistics (d) (g)
Refining margin (from Table Page 5)	$2,326	$3,553	$11,325	$19,087
Adjusted Refining operating income (from Table Page 5)	$441	$1,577	$3,988	$11,528
Throughput volumes (thousand barrels per day)	2,995	2,995	2,912	2,979

Refining margin per barrel of throughput	$8.44	$12.89	$10.62	$17.55
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.67	4.99	4.64	4.79
Depreciation and amortization expense per barrel of throughput	2.17	2.18	2.24	2.16
Adjusted Refining operating income per barrel of throughput	$1.60	$5.72	$3.74	$10.60

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating statistics (d) (g)
Renewable Diesel margin (from Table Page 5)	$327	$227	$1,122	$1,441
Renewable Diesel operating income (from Table Page 5)	$170	$84	$507	$852
Sales volumes (thousand gallons per day)	3,356	3,773	3,530	3,539

Renewable Diesel margin per gallon of sales	$1.06	$0.65	$0.87	$1.12
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.28	0.24	0.27	0.28
Depreciation and amortization expense per gallon of sales	0.23	0.17	0.21	0.18
Renewable Diesel operating income per gallon of sales	$0.55	$0.24	$0.39	$0.66

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating statistics (d) (g)
Ethanol margin (from Table Page 5)	$181	$358	$928	$1,164
Adjusted Ethanol operating income (from Table Page 5)	$20	$205	$315	$569
Production volumes (thousand gallons per day)	4,627	4,510	4,538	4,367

Ethanol margin per gallon of production	$0.42	$0.86	$0.56	$0.73
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.33	0.32	0.32	0.32
Depreciation and amortization expense per gallon of production	0.04	0.05	0.05	0.05
Adjusted Ethanol operating income per gallon of production	$0.05	$0.49	$0.19	$0.36

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating statistics by region (e)
U.S. Gulf Coast region (d) (g)
Refining margin (from Table Page 6)	$1,412	$1,951	$6,677	$11,160
Adjusted Refining operating income (from Table Page 6)	$318	$858	$2,438	$6,864
Throughput volumes (thousand barrels per day)	1,829	1,816	1,763	1,791

Refining margin per barrel of throughput	$8.39	$11.69	$10.35	$17.07
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.27	4.29	4.25	4.34
Depreciation and amortization expense per barrel of throughput	2.23	2.26	2.32	2.23
Adjusted Refining operating income per barrel of throughput	$1.89	$5.14	$3.78	$10.50

U.S. Mid-Continent region (d) (g)
Refining margin (from Table Page 6)	$303	$401	$1,538	$2,727
Adjusted Refining operating income (from Table Page 6)	$30	$120	$452	$1,627
Throughput volumes (thousand barrels per day)	473	462	445	461

Refining margin per barrel of throughput	$6.97	$9.42	$9.44	$16.20
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.47	4.62	4.62	4.55
Depreciation and amortization expense per barrel of throughput	1.81	1.99	2.05	1.98
Adjusted Refining operating income per barrel of throughput	$0.69	$2.81	$2.77	$9.67

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating statistics by region (e) (continued)
North Atlantic region (d) (g)
Refining margin (from Table Page 7)	$472	$846	$2,129	$3,138
Adjusted Refining operating income (from Table Page 7)	$233	$579	$1,163	$2,132
Throughput volumes (thousand barrels per day)	434	452	443	460

Refining margin per barrel of throughput	$11.85	$20.36	$13.12	$18.69
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.24	4.90	4.30	4.47
Depreciation and amortization expense per barrel of throughput	1.78	1.51	1.65	1.52
Adjusted Refining operating income per barrel of throughput	$5.83	$13.95	$7.17	$12.70

U.S. West Coast region (d) (g)
Refining margin (from Table Page 7)	$139	$355	$981	$2,062
Adjusted Refining operating income (loss) (from Table Page 7)	$(140)	$20	$(65)	$905
Throughput volumes (thousand barrels per day)	259	265	261	267

Refining margin per barrel of throughput	$5.80	$14.51	$10.26	$21.15
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	8.60	10.60	7.86	8.76
Depreciation and amortization expense per barrel of throughput	3.09	3.10	3.08	3.11
Adjusted Refining operating income (loss) per barrel of throughput	$(5.89)	$0.81	$(0.68)	$9.28

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$73.98	$82.72	$79.79	$82.27
Brent less West Texas Intermediate (WTI) crude oil	3.62	4.36	3.95	4.60
Brent less WTI Houston crude oil	2.31	3.04	2.48	3.15
Brent less Dated Brent crude oil	(0.71)	(1.43)	(0.91)	(0.44)
Brent less Argus Sour Crude Index crude oil	4.16	4.79	4.33	5.34
Brent less Maya crude oil	10.75	10.83	11.43	13.33
Brent less Western Canadian Select Houston crude oil	8.34	12.01	10.36	12.15
WTI crude oil	70.36	78.36	75.84	77.67

Natural gas (dollars per million British thermal units)	2.14	2.27	1.88	2.23

Renewable volume obligation (RVO) (dollars per barrel) (h)	4.04	4.77	3.75	7.02

Product margins (RVO adjusted unless otherwise noted) (dollars per barrel)
U.S. Gulf Coast:
Conventional Blendstock for Oxygenate Blending (CBOB) gasoline less Brent	1.86	(2.41)	6.06	8.83
Ultra-low-sulfur (ULS) diesel less Brent	12.41	24.47	15.76	25.06
Propylene less Brent (not RVO adjusted)	(29.18)	(50.92)	(37.42)	(47.47)
U.S. Mid-Continent:
CBOB gasoline less WTI	5.46	4.05	10.48	17.70
ULS diesel less WTI	14.63	33.10	17.87	32.37
North Atlantic:
CBOB gasoline less Brent	7.07	5.57	11.08	15.61
ULS diesel less Brent	15.10	33.31	18.32	29.47
U.S. West Coast:
California Reformulated Gasoline Blendstock for Oxygenate Blending 87 gasoline less Brent	10.94	15.13	21.58	28.45
California Air Resources Board diesel less Brent	16.61	36.88	18.89	32.79

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Renewable Diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	$2.23	$2.85	$2.44	$2.81
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	0.66	0.84	0.59	1.35
California Low-Carbon Fuel Standard carbon credit (dollars per metric ton)	72.27	68.71	60.19	72.42
U.S. Gulf Coast (USGC) used cooking oil (dollars per pound)	0.45	0.47	0.43	0.58
USGC distillers corn oil (dollars per pound)	0.48	0.57	0.48	0.63
USGC fancy bleachable tallow (dollars per pound)	0.45	0.52	0.44	0.59

Ethanol
Chicago Board of Trade corn (dollars per bushel)	4.27	4.75	4.24	5.65
New York Harbor ethanol (dollars per gallon)	1.70	2.12	1.79	2.34
Table Page 14

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars)
(unaudited)

	December 31,
	2024	2023
Balance sheet data
Current assets	$23,737	$26,221
Cash and cash equivalents included in current assets	4,657	5,424
Inventories included in current assets	7,761	7,583
Current liabilities	15,495	16,802
Valero Energy Corporation stockholders’ equity	24,512	26,346
Total equity	27,521	28,524
Debt and finance lease obligations:
Debt –
Current portion of debt (excluding variable interest entities (VIEs))	$441	$167
Debt, less current portion of debt (excluding VIEs)	7,586	8,021
Total debt (excluding VIEs)	8,027	8,188
Current portion of debt attributable to VIEs	58	1,030
Debt, less current portion of debt attributable to VIEs	—	—
Total debt attributable to VIEs	58	1,030
Total debt	8,085	9,218
Finance lease obligations –
Current portion of finance lease obligations (excluding VIEs)	217	183
Finance lease obligations, less current portion (excluding VIEs)	1,492	1,428
Total finance lease obligations (excluding VIEs)	1,709	1,611
Current portion of finance lease obligations attributable to VIEs	27	26
Finance lease obligations, less current portion attributable to VIEs	642	669
Total finance lease obligations attributable to VIEs	669	695
Total finance lease obligations	2,378	2,306
Total debt and finance lease obligations	$10,463	$11,524

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of net cash provided by operating activities to adjusted net cash provided by operating activities (d)
Net cash provided by operating activities	$1,070	$1,239	$6,683	$9,229
Exclude:
Changes in current assets and current liabilities	—	(631)	795	(2,326)
Diamond Green Diesel LLC’s (DGD) adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD	119	65	371	512
Adjusted net cash provided by operating activities	$951	$1,805	$5,517	$11,043

See Notes to Earnings Release Tables beginning on Table Page 17.
Table Page 15

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of capital investments to capital investments attributable to Valero (d)
Capital expenditures (excluding VIEs)	$250	$197	$649	$665
Capital expenditures of VIEs:
DGD	52	52	250	235
Other VIEs	1	7	8	11
Deferred turnaround and catalyst cost expenditures (excluding VIEs)	235	281	1,079	946
Deferred turnaround and catalyst cost expenditures of DGD	9	3	71	59
Capital investments	547	540	2,057	1,916
Adjustments:
DGD’s capital investments attributable to the other joint venture member	(31)	(27)	(161)	(147)
Capital expenditures of other VIEs	(1)	(7)	(8)	(11)
Capital investments attributable to Valero	$515	$506	$1,888	$1,758

Dividends per common share	$1.07	$1.02	$4.28	$4.08

Year Ending December 31, 2025
Reconciliation of expected capital investments to expected capital investments attributable to Valero (d)
Expected capital investments	$2,060
Adjustment: DGD’s capital investments attributable to the other joint venture member	(110)
Expected capital investments attributable to Valero	$1,950

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 16

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)In March 2021, we announced our participation in a then-proposed large-scale carbon capture and sequestration pipeline system with Navigator Energy Services (Navigator). In October 2023, Navigator announced that it decided to cancel this project. Under the terms of the agreements associated with the project, we had some rights from and obligations to Navigator, including a portion of the aggregate project costs. As a result, we recognized a charge of $29 million in the year ended December 31, 2024 related to our obligation to Navigator.
(b)“Other income, net” includes a net gain of $11 million in the year ended December 31, 2023 related to the early retirement of $199 million aggregate principal amount of various series of our senior notes.
(c)Under current tax law, producers of second-generation biofuels that are registered with the Internal Revenue Service (IRS) are eligible for an income tax credit of up to $1.01 per gallon of qualified biofuel that was produced and sold in the U.S. through December 31, 2024. The benefit of the tax credit is recognized as a reduction of the producer’s income tax expense.

In December 2024, the IRS approved our application for registration as a producer of second-generation biofuels with respect to the cellulosic ethanol produced at our ethanol plants. As a result, “income tax expense (benefit)” for the three months and year ended December 31, 2024 includes a current income tax benefit of $79 million for the tax credit attributable to volumes of cellulosic ethanol produced and sold by us in the U.S. from 2020 through 2024. The $79 million income tax benefit recognized in December 2024 is attributable to the following periods (in millions):

Periods to which second-generation biofuel tax credit is attributable
2024 tax credit:
Nine months ended September 30, 2024	$21
Three months ended December 31, 2024	5
Total 2024 tax credit	26
2023 tax credit:
Nine months ended September 30, 2023	18
Three months ended December 31, 2023	6
Total 2023 tax credit	24
2020 through 2022 tax credits	29
Total recognized in 2024	$79

(d)We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable GAAP measures, they provide improved comparability between periods after adjusting for certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders adjusted to reflect the items noted below, along with their related income tax effect. The income tax effect for the adjustments was calculated using a combined U.S. federal and state statutory rate of 22.5 percent. We have adjusted for these items because we believe that they are not indicative of our core operating performance and that their adjustment results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each adjustment is provided below.

Table Page 17

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
–Project liability adjustment – The project liability adjustment related to the cancellation of Navigator’s project (see note (a)) is not indicative of our ongoing operations.

–Gain on early retirement of debt – Discounts, premiums, and other expenses recognized in connection with the early retirement of various series of our senior notes (see note (b)) are not associated with the ongoing costs of our borrowing and financing activities.

–Second-generation biofuel tax credit – The income tax benefit from the second-generation biofuel tax credit recognized by us in December 2024 is attributable to volumes produced and sold from 2020 through 2024 (see note (c)). Therefore, the adjustment reflects the portion of the credit that is attributable to volumes produced and sold in other periods as follows (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Tax credit attributable to volumes produced and sold during the period	$5	$6	$26	$24
Less:
Total recognized in 2024	79	—	79	—
Adjustment to reflect tax credit in the proper period	$(74)	$6	$(53)	$24

◦Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

◦Refining margin is defined as Refining segment operating income (loss) excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe Refining margin is an important measure of our Refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.
◦Renewable Diesel margin is defined as Renewable Diesel segment operating income excluding operating expenses (excluding depreciation and amortization expense) and depreciation and amortization expense. We believe Renewable Diesel margin is an important measure of our Renewable Diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Ethanol margin is defined as Ethanol segment operating income excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe Ethanol margin is an important measure of our Ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Adjusted Refining operating income (loss) is defined as Refining segment operating income (loss) excluding other operating expenses. We believe adjusted Refining operating income (loss) is an important measure of our Refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.
◦Adjusted Ethanol operating income is defined as Ethanol segment operating income excluding other operating expenses. We believe adjusted Ethanol operating income is an important measure of our Ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.
Table Page 18

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
◦Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding the items noted below. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities. The basis for our belief with respect to each excluded item is provided below.

–Changes in current assets and current liabilities – Current assets net of current liabilities represents our operating liquidity. We believe that the change in our operating liquidity from period to period does not represent cash generated by our operations that is available to fund our investing and financing activities.

–DGD’s adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD – We are a 50 percent joint venture member in DGD and we consolidate DGD’s financial statements. Our Renewable Diesel segment includes the operations of DGD and the associated activities to market its products. Because we consolidate DGD’s financial statements, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in our consolidated net cash provided by operating activities.

DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each member and only 50 percent of DGD’s operating cash flow should be attributed to our net cash provided by operating activities. Therefore, we have adjusted our net cash provided by operating activities for the portion of DGD’s operating cash flow attributable to the other joint venture member’s ownership interest because we believe that it more accurately reflects the operating cash flow available to us to fund our investing and financing activities. The adjustment is calculated as follows (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
DGD operating cash flow data
Net cash provided by operating activities	$352	$50	$889	$537
Exclude: Changes in current assets and current liabilities	116	(80)	148	(488)
Adjusted net cash provided by operating activities	236	130	741	1,025
Other joint venture member’s ownership interest	50%	50%	50%	50%
DGD’s adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD	$119	$65	$371	$512

◦Capital investments attributable to Valero is defined as all capital expenditures and deferred turnaround and catalyst cost expenditures presented in our consolidated statements of cash flows, excluding the portion of DGD’s capital investments attributable to the other joint venture member and all of the capital expenditures of VIEs other than DGD.
DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Because DGD’s operating cash flow is effectively attributable to each member, only 50 percent of DGD’s capital investments should be attributed to our net share of total capital investments. We also exclude the capital expenditures of other VIEs that we consolidate because we do not operate those VIEs. We believe capital investments attributable to Valero is an important measure because it more accurately reflects our capital investments.

(e)The Refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(f)Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.
Table Page 19

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
(g)Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of sales, and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, sales volumes, and production volumes for the period, as applicable.

Throughput volumes, sales volumes, and production volumes are calculated by multiplying throughput volumes per day, sales volumes per day, and production volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, sales volumes, and production volumes for the Refining segment, Renewable Diesel segment, and Ethanol segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.
(h)The RVO cost represents the average market cost on a per barrel basis to comply with the Renewable Fuel Standard program. The RVO cost is calculated by multiplying (i) the average market price during the applicable period for the RINs associated with each class of renewable fuel (i.e., biomass-based diesel, cellulosic biofuel, advanced biofuel, and total renewable fuel) by (ii) the quotas for the volume of each class of renewable fuel that must be blended into petroleum-based transportation fuels consumed in the U.S., as set or proposed by the U.S. Environmental Protection Agency, on a percentage basis for each class of renewable fuel and adding together the results of each calculation.

Table Page 20